Exhibit 24.5

POWER OF ATTORNEY

The undersigned Stephen T. Hamborg, hereby constitutes and appoints Edward R. Berk his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Form SF-3 registration statement of John Deere Receivables LLC, dated on or about June 4, 2025 (including any pre-effective or post-effective amendment), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: June 4, 2025

By:	/s/ Stephen T. Hamborg
	Name:	Stephen T. Hamborg
	Title:	Director, President and Treasurer